January 16, 2001
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------


       WASHINGTON MUTUAL ANNOUNCES RECORD FOURTH-QUARTER AND ANNUAL EARNINGS;
                             INCREASED CASH DIVIDEND

     SEATTLE -- Washington Mutual, Inc. (NYSE: WM) today announced record fourth-quarter earnings of $496.9 million, or 94 cents per diluted share, for the period ended Dec. 31, 2000, up from $450.3 million, or 80 cents per diluted share for the same period a year ago.

     Annual earnings were also a record at $1.90 billion, or $3.54 per diluted share, versus $1.82 billion, or $3.16 per diluted share in 1999.

     Other financial highlights for the fourth quarter and year 2000 included:
     o return on average common equity of 20.56 percent for the fourth quarter and 21.15 percent for the year;
     o strong net checking account growth of over 106,000 checking accounts in the fourth quarter and more than 514,000 checking accounts for the year;
     o increases in noninterest income of 30 percent and 31 percent for the fourth quarter and year, respectively;
     o record total loan volume of $66.01 billion, which includes record volume in both single-family and other than single-family categories for the year; and
     o continued solid asset quality.

     Based on continued strong operating fundamentals, the company's board of directors declared an increase in the cash dividend on common stock to 31 cents per share, up from 30 cents the previous quarter. Dividends on the common stock are payable on Feb. 15, 2001 to shareholders of record as of Jan. 31, 2001.




                                    - more -

WM/2

      "The fourth quarter capped off an extraordinary year for Washington Mutual highlighted by record profitability in a challenging interest rate environment, significant internal growth and the continuation of the strong underlying fundamentals driving our company," said Kerry Killinger, Washington Mutual's chairman, president and chief executive officer. "We also took steps to further solidify our national franchises in consumer banking and mortgage banking with the proposed acquisitions of Bank United and PNC's mortgage operation. The Bank United acquisition will strengthen our position in Texas and PNC Mortgage will add scale to our mortgage operation, particularly in the Midwest and Eastern Seaboard."

FOURTH-QUARTER RESULTS

NET INTEREST INCOME AND NONINTEREST INCOME

      Net interest income in the fourth quarter of 2000 was $1.10 billion, up 4 percent from $1.06 billion in the prior year's fourth quarter. For the year, net interest income totaled $4.31 billion, compared with $4.45 billion in 1999.

      The net interest spread was 2.29 percent in the most recent quarter, compared with 2.28 percent for the same period a year earlier. The margin was
2.42 percent in the most recent quarter versus 2.41 percent in fourth quarter 1999. Given the current interest rate environment, the company expects the spread and margin expansion that began in the fourth quarter to continue in 2001.

      Strong momentum in noninterest income continued in the fourth quarter, fueled primarily by the expansion in the checking account base and expanded mortgage activity. Total noninterest income in the fourth quarter was $549.4 million, up 30 percent from $423.2 million in last year's fourth quarter. Total noninterest income was $1.98 billion in 2000, up 31 percent from $1.51 billion for 1999.

      The net increase of 514,042 checking accounts, year over year, contributed to depositor and other retail banking fees of $269.1 million for the quarter, up 22 percent from $219.7 million for the same period one year ago. For the year, depositor and other retail banking fees totaled $976.3 million, up from $763.6 million for 1999.

      Reflecting the volatility in the stock market, securities fees and commissions totaled $73.8 million in the most recent quarter, up slightly from $71.6 million in the fourth quarter of last year. For the year, these fees and commissions totaled $318.3 million, up 17 percent from 1999's $271.3 million.



                                    - more -

WM/3

      During the fourth quarter, the sale of current loan production resulted in $64.2 million in gain on sale of loans. The sale of securities backed by seasoned loans originated by Washington Mutual generated additional gains of $2.4 million (reported as gain from securities). Collectively, the gains from these sales of the company's loans totaled $66.6 million.

LENDING

      For the year, Washington Mutual produced record loan volume, despite a significant reduction in residential mortgage refinancing activity during the first half of 2000. During the most recent quarter, total loan volume was $17.31 billion, versus $14.17 billion for the fourth quarter of 1999. For the year, total loan volume was a record $66.01 billion, compared with $58.95 billion in 1999.

      In the fourth quarter, single-family residential (SFR) volume totaled $11.63 billion, versus $10.05 billion a year ago. SFR volume totaled $43.92 billion in 2000, as compared with $43.79 billion in 1999.

      In the year 2000, new loan originations for home purchases were 65 percent of the total originations, versus 50 percent for 1999. Of the SFR loan volume, 85 percent was adjustable-rate loans in 2000, versus just 76 percent the previous year.

      The volume of loans other than SFRs totaled $5.68 billion for the most recent quarter, up 38 percent over $4.12 billion in the fourth quarter of 1999. For the year, that volume was $22.10 billion, up 46 percent from $15.15 billion for 1999.

EFFICIENCY RATIO

      The company's efficiency ratio (defined as total noninterest expense, excluding amortization of intangible assets, as a percentage of net interest income and noninterest income) was 48.22 percent during the fourth quarter of 2000, compared with 47.67 percent for the fourth quarter of 1999. For the year, the efficiency ratio was 47.97, versus 47.16 for the same period one year ago.

      Noninterest expense for the fourth quarter of 2000 totaled $821.5 million, compared with $731.6 million in the fourth quarter of 1999. For the year, noninterest expense totaled $3.13 billion, as compared with $2.91 billion for 1999. The growth in expenses was more than offset by double-digit percentage increases in noninterest income for both the fourth quarter and the year.

BALANCE SHEET AND CAPITAL MANAGEMENT

      Washington Mutual's consolidated assets were $194.72 billion at Dec. 31, 2000, up from $186.51 billion at year-end 1999.

                                    - more -

WM/4

      At Dec. 31, 2000, transaction account balances, including checking, savings and money market deposits, represented 57 percent of total deposits, up from 55 percent at the end of the third quarter of 2000. The average deposit balance during the fourth quarter was $79.86 billion, versus $81.69 billion during the fourth quarter of 1999.

      Stockholders' equity stood at $10.17 billion, or 5.22 percent of consolidated assets at Dec. 31, 2000. In addition, capital ratios of the company's banking subsidiaries continued to exceed the federal regulatory requirements for classification as "well-capitalized" institutions, the highest regulatory standard.

CREDIT QUALITY

      In light of what appears to be a slowing national economy, Killinger said the company continues to keep a watchful eye on credit quality. Nonperforming assets were $1.04 billion at Dec. 31, 2000, as compared with $993.3 million at Sept. 30, 2000, and $1.03 billion at year-end 1999. The ratio of nonperforming assets to total assets was 0.53 percent at Dec. 31, 2000, versus 0.52 percent at the end of the third quarter, and down from 0.55 percent at year-end 1999. In the fourth quarter, the company made a $52.5 million provision for loan and lease losses.

      "The strength of our existing loan portfolio, still largely made up of lower-risk residential mortgages, places our company in a good position to weather a downturn in the economy," Killinger said.

COMPANY UPDATES

o The previously announced acquisition of Bank United Corp. is expected to be completed in the first quarter of 2001, pending regulatory and shareholder approval. Bank United shareholders will vote on the transaction at a meeting scheduled for Feb. 8, 2001.
o On Oct. 2, the company announced its plans to acquire the mortgage operations of PNC Financial Services Group. The transaction is expected to close during the first quarter of 2001. The Bank United and PNC acquisitions will make Washington Mutual the nation's second-largest mortgage originator and fourth-largest servicer of residential mortgages, based on data for the first nine months of 2000.
o During the fourth quarter, the company began the first deployment of its proprietary OptisTM mortgage origination system. When fully implemented, the Optis system will dramatically enhance the loan process by handling greater loan volume in a more efficient system, and providing improved service, flexibility and access for borrowers, brokers, realtors and correspondents.
                                    - more -

WM/5

o In the next phase of its successful Occasio retail financial store concept, the company will open the first of its 40 Phoenix-area financial stores (branches) in the first quarter of 2001. Occasio, which debuted in Las Vegas last April, has far outperformed the company's initial forecasts. While real estate and construction costs are 20 percent lower than average for the company's free-standing locations, deposits are growing at nearly three times the rate and checking accounts are being opened at nearly twice the pace as the average at new branches for the company.

OUTLOOK

      "Washington Mutual enters 2001 with excellent momentum and a goal to further extend its leading national franchises," said Killinger. "We'll look for opportunities to grow these franchises through a combination of internal growth and potential acquisitions that meet our criteria. While the economy appears to be slowing, we begin the year from a position of strength in our asset quality with the ratio of nonperforming assets to total assets well below our stated five-year target.

      "In addition, the company should benefit from expansion in the net interest margin, a result of recent declines in short-term interest rates. Consequently, we expect 2001 will be a very strong year for Washington Mutual."

      With a history dating back to 1889, Washington Mutual is a national financial services company that provides a diversified line of products and services to consumers and small- to mid-sized businesses. At Dec. 31, 2000, Washington Mutual and its subsidiaries had assets of $194.72 billion. The company currently operates more than 2,000 consumer banking, mortgage lending, commercial banking, consumer finance and financial services offices throughout the nation. Washington Mutual's press releases are available at www.wamu.com.
      To view a downloadable version of the fourth quarter earnings financial supplement, click here.

                                       # # #

WEBCAST INFORMATION: Investors may listen to Washington Mutual's investor conference call on January 17, 2001, at 7:30 a.m. PST at www.wamu.com. A replay will be available shortly after the completion of the call.

Media Contact:          Libby Hutchinson
                        1-800-228-9268
                        (206) 461-2484

Investor Contacts:      JoAnn DeGrande
                        (206) 461-3186

                        Ruthanne King
                        (206) 461-6421

WM - 6


                                                                           WASHINGTON MUTUAL, INC.
                                                                    CONSOLIDATED STATEMENTS OF INCOME
                                                              (dollars in millions, except per share data)
                                                                             (unaudited)

                                                                             Quarter Ended                    Year Ended
---------------------------------------------------------------------------------------------------------------------------------
                                                                      Dec. 31,    Sept. 30,    Dec. 31,     Dec. 31,     Dec. 31,
                                                                         2000         2000        1999         2000         1999
---------------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
  Loans                                                              $2,533.3     $2,396.4    $2,179.5     $9,388.4     $8,348.1
  Available-for-sale ("AFS") securities                                 712.1        703.4       651.9      2,810.4      2,481.5
  Held-to-maturity ("HTM") securities                                   320.8        325.8       305.0      1,318.9      1,050.0
  Other interest and dividend income                                     66.2         59.3        52.5        265.3        182.6
---------------------------------------------------------------------------------------------------------------------------------
    Total interest income                                             3,632.4      3,484.9     3,188.9     13,783.0     12,062.2
INTEREST EXPENSE
  Deposits                                                              854.0        844.3       788.1      3,289.2      3,170.3
  Borrowings                                                          1,677.4      1,606.6     1,344.6      6,182.2      4,440.1
---------------------------------------------------------------------------------------------------------------------------------
    Total interest expense                                            2,531.4      2,450.9     2,132.7      9,471.4      7,610.4
---------------------------------------------------------------------------------------------------------------------------------
      Net interest income                                             1,101.0      1,034.0     1,056.2      4,311.6      4,451.8
Provision for loan and lease losses                                      52.5         47.6        41.7        185.3        167.1
---------------------------------------------------------------------------------------------------------------------------------
      Net interest income after provision for loan and lease losses   1,048.5        986.4     1,014.5      4,126.3      4,284.7

NONINTEREST INCOME
  Depositor and other retail banking fees                               269.1        256.4       219.7        976.3        763.6
  Securities fees and commissions                                        73.8         78.4        71.6        318.3        271.3
  Insurance fees and commissions                                         11.0         10.7        11.6         44.0         43.1
  Loan servicing income                                                  36.7         37.7        38.5        146.8        112.3
  Loan related income                                                    33.7         30.1        24.8        116.8        102.8
  Gain on sale of loans                                                  64.2         55.5        28.4        261.6        109.4
  Gain (loss) from securities                                            13.1          9.3         0.3         (0.9)       (11.6)
  Other income                                                           47.8         32.8        28.3        120.7        118.1
---------------------------------------------------------------------------------------------------------------------------------
    Total noninterest income                                            549.4        510.9       423.2      1,983.6      1,509.0
NONINTEREST EXPENSE
  Compensation and benefits                                             342.9        339.0       288.4      1,347.8      1,186.4
  Occupancy and equipment                                               157.3        145.5       153.3        603.4        564.6
  Telecommunications and outsourced information services                 86.8         82.0        67.8        323.1        276.0
  Depositor and other retail banking losses                              28.9         27.6        30.0        105.2        107.5
  Transaction-related expense                                               -            -        22.7            -         95.7
  Amortization of goodwill and other intangible assets                   25.7         26.9        26.3        106.5         98.4
  Other expense                                                         179.9        163.7       143.1        640.1        580.9
---------------------------------------------------------------------------------------------------------------------------------
    Total noninterest expense                                           821.5        784.7       731.6      3,126.1      2,909.5
---------------------------------------------------------------------------------------------------------------------------------
      Income before income taxes                                        776.4        712.6       706.1      2,983.8      2,884.2
Income taxes                                                            279.5        260.1       255.8      1,085.2      1,067.1
---------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                            $ 496.9      $ 452.5     $ 450.3     $1,898.6     $1,817.1
=================================================================================================================================
NET INCOME ATTRIBUTABLE TO COMMON STOCK                               $ 496.9      $ 452.5     $ 450.3     $1,898.6     $1,817.1
=================================================================================================================================


Net income per diluted common share:                                    $0.94        $0.86       $0.80        $3.54        $3.16
Average common shares used to calculate diluted
    earnings per share (in thousands):                                530,977      528,888     564,828      536,463      574,553


WM - 7


                                                WASHINGTON MUTUAL, INC.
                                             SELECTED FINANCIAL INFORMATION
                                        (dollars in millions, except share data)
                                                      (unaudited)

                                                                   Quarter Ended
---------------------------------------------------------------------------------------------------------------
                                              Dec. 31, 2000        Sept. 30, 2000         Dec. 31, 1999
                                             Balance     Rate     Balance     Rate      Balance       Rate
---------------------------------------------------------------------------------------------------------------
AVERAGE BALANCES AND WEIGHTED AVERAGE
 INTEREST RATES
  Loans                                     $122,619.0    8.26%  $118,399.2      8.09% $116,858.7   7.45%
  Mortgage-backed securities  ("MBS")         56,230.1    7.20     58,102.3      7.00    56,801.2   6.67
  Investment securities and other              5,196.8    6.67      4,398.4      6.46     4,136.7   5.96
---------------------------------------------------------------------------------------------------------------
    Total interest-earning assets            184,045.9    7.89    180,899.9      7.70   177,796.6   7.17


  Deposits:
     Checking accounts                        14,299.3             14,285.7              13,508.8
     Savings accounts and money market
         deposit accounts  ("MMDAs")          30,242.5             29,698.6              30,589.5
     Time deposit accounts                    35,315.2             35,965.2              37,596.6
---------------------------------------------------------------------------------------------------------------
  Total deposits                              79,857.0    4.25     79,949.5      4.20    81,694.9   3.83
  Borrowings                                  99,852.9    6.68     96,904.3      6.60    91,355.0   5.84
---------------------------------------------------------------------------------------------------------------
    Total interest-bearing liabilities       179,709.9    5.60    176,853.8      5.51   173,049.9   4.89


    Net interest spread                                   2.29                  2.19               2.28
    Net interest margin                                   2.42                  2.31               2.41


    Total assets                             192,127.8            188,014.5             183,722.2
    Stockholders' equity                       9,668.3              8,811.9               8,999.9



                                                                                 Year Ended
---------------------------------------------------------------------------------------------------------------
                                                                    Dec. 31, 2000         Dec. 31, 1999
                                                                  Balance     Rate      Balance     Rate
---------------------------------------------------------------------------------------------------------------
AVERAGE BALANCES AND WEIGHTED AVERAGE INTEREST RATES
  Loans                                                          $117,741.5      7.97% $112,859.5      7.40%
  MBS                                                              58,468.9      6.97    52,293.1      6.68
  Investment securities and other                                   4,598.6      6.89     3,883.7      5.68
---------------------------------------------------------------------------------------------------------------
    Total interest-earning assets                                 180,809.0      7.62   169,036.3      7.14


  Deposits:
     Checking accounts                                             14,120.0              13,644.5
     Savings accounts and MMDAs                                    29,815.7              30,267.4
     Time deposit accounts                                         36,340.4              39,182.8
---------------------------------------------------------------------------------------------------------------
  Total deposits                                                   80,276.1      4.10    83,094.7      3.82
  Borrowings                                                       96,109.4      6.43    80,469.1      5.52
---------------------------------------------------------------------------------------------------------------
    Total interest-bearing liabilities                            176,385.5      5.37   163,563.8      4.66
---------------------------------------------------------------------------------------------------------------


    Net interest spread                                                          2.25                  2.48
    Net interest margin                                                          2.38                  2.63


    Total assets                                                  187,571.6             174,786.3
    Stockholders' equity                                            8,978.9               9,243.8


WM - 8

                                         WASHINGTON MUTUAL, INC.
                              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                               (dollars in millions, except per share data)
                                              (unaudited)


                                                                        Dec. 31, 2000  Sept. 30, 2000  Dec. 31, 1999
--------------------------------------------------------------------------------------------------------------------
ASSETS
  Cash and cash  equivalents                                               $  2,621.8      $  2,218.4     $  3,040.2
  AFS  securities:
      MBS                                                                    40,348.4        39,754.2       40,972.7
      Investment securities                                                   1,810.4           468.9          411.7
 HTM  securities:
      MBS                                                                    16,428.1        17,138.4       19,263.4
      Investment securities                                                     136.5           136.7          138.0
  Loans held for sale                                                         3,403.9         6,185.8          793.5
  Loans:
      Loans held in portfolio                                               119,626.1       115,054.3      113,745.6
      Allowance for loan and lease losses                                    (1,013.8)       (1,011.8)      (1,041.9)
--------------------------------------------------------------------------------------------------------------------
        Total loans, net of allowance for loan and lease losses             118,612.3       114,042.5      112,703.7
  Mortgage servicing rights                                                   1,017.3           899.3          643.2
  Investment in Federal Home Loan Banks ("FHLBs")                             3,260.1         3,195.9        2,916.7
  Goodwill and other intangible assets                                        1,083.7         1,108.6        1,199.8
  Other assets                                                                5,993.5         5,631.5        4,430.7
--------------------------------------------------------------------------------------------------------------------
       Total assets                                                        $194,716.0      $190,780.2     $186,513.6
====================================================================================================================


LIABILITIES
  Deposits:
     Checking accounts                                                     $ 14,499.8      $ 14,656.6     $ 13,489.5
     Savings accounts and MMDAs                                              30,655.8        29,843.8       30,048.4
     Time deposit accounts                                                   34,418.2        35,952.9       37,591.9
--------------------------------------------------------------------------------------------------------------------
       Total deposits                                                        79,573.8        80,453.3       81,129.8
  Federal funds purchased and commercial paper                                4,114.7         3,913.7          866.5
  Securities sold under agreements to repurchase ("repurchase agreements")   29,756.1        30,588.9       30,162.8
  Advances from FHLBs                                                        57,854.9        56,938.4       57,094.0
  Other borrowings                                                            9,930.3         6,907.2        6,203.2
  Other liabilities                                                           3,320.7         2,649.5        2,004.6
--------------------------------------------------------------------------------------------------------------------
       Total liabilities                                                    184,550.5       181,451.0      177,460.9
STOCKHOLDERS' EQUITY                                                         10,165.5         9,329.2        9,052.7
--------------------------------------------------------------------------------------------------------------------
       Total liabilities and stockholders' equity                          $194,716.0      $190,780.2     $186,513.6
====================================================================================================================

Common shares outstanding at end of period (in thousands)(1)                  539,856         539,082        571,589
Book value per common share                                                    $19.26          $17.70         $16.18
Tangible book value per common share                                            17.49           15.89          14.32

Full-time equivalent employees at end of period                                28,798          28,428         28,509


(1) Includes 12 million shares held in escrow that were not included in the book value per share calculations.

WM - 9


                                                            WASHINGTON MUTUAL, INC.
                                                       SELECTED FINANCIAL INFORMATION
                                                (dollars in millions, except per share amounts)
                                                               (unaudited)


NOTE: The following analysis of reported and operating earnings is based upon the Company's opinion and is intended to provide the user additional information about the Company's operations.  It is not intended to replace traditional financial statement disclosures in accordance with  generally  accepted  accounting  principles and may not be comparable to similarly titled measures reported by other companies.


                                                                                  Quarter Ended                      Year Ended
------------------------------------------------------------------------------------------------------------------------------------
                                                                         Dec. 31,    Sept. 30,    Dec. 31,       Dec. 31,   Dec. 31,
                                                                            2000         2000        1999           2000       1999
------------------------------------------------------------------------------------------------------------------------------------
REPORTED FINANCIAL RESULTS

  Net income                                                              $496.9       $452.5      $450.3       $1,898.6   $1,817.1
  Net income per diluted common share                                      $0.94        $0.86       $0.80          $3.54      $3.16

  Financial ratios on reported financial results:
    Return on average assets                                                1.03%        0.96%       0.98%          1.01%      1.04%
    Return on average common equity                                        20.56        20.54       20.01          21.15      19.66
    Efficiency ratio, excluding amortization of intangible assets          48.22        49.06       47.67          47.97      47.16
    Efficiency ratio, including amortization of intangible assets          49.78        50.80       49.45          49.66      48.81

OPERATING FINANCIAL RESULTS, EXCLUDING TRANSACTION-RELATED EXPENSE

  Reported pretax income                                                  $776.4       $712.6      $706.1       $2,983.8   $2,884.2
  Transaction-related expense                                                  -            -        22.7              -       95.7
------------------------------------------------------------------------------------------------------------------------------------
     Adjusted pretax income                                                776.4        712.6       728.8        2,983.8    2,979.9
   Provision for income taxes                                              279.5        260.1       264.0        1,085.2    1,102.5
------------------------------------------------------------------------------------------------------------------------------------
     Earnings from operations, excluding transaction-related expense      $496.9       $452.5      $464.8       $1,898.6   $1,877.4
====================================================================================================================================

     Earnings per diluted common share                                     $0.94        $0.86       $0.82          $3.54      $3.27

  Financial ratios on operating financial results:
    Return on average assets                                                1.03%        0.96%       1.01%          1.01%      1.07%
    Return on average common equity                                        20.56        20.54       20.66          21.15      20.31
    Efficiency ratio, excluding amortization of intangible assets          48.22        49.06       46.14          47.97      45.56


EARNINGS FROM OPERATIONS, EXCLUDING TRANSACTION-RELATED EXPENSE AND AMORTIZATION OF INTANGIBLE ASSETS

     Earnings from operations, excluding transaction-related expense      $496.9       $452.5      $464.8       $1,898.6   $1,877.4
     Total amortization of intangible assets during the period              25.7         26.9        26.3          106.5       98.4
     Tax benefit                                                             6.0          6.3         3.5           24.5       17.9
------------------------------------------------------------------------------------------------------------------------------------
       Amortization of intangible assets, net of tax                        19.7         20.6        22.8           82.0       80.5
------------------------------------------------------------------------------------------------------------------------------------
     Earnings from operations, excluding transaction-related
       expense and amortization of intangible assets                      $516.6       $473.1      $487.6       $1,980.6   $1,957.9
====================================================================================================================================


     Earnings per diluted common share                                     $0.97        $0.89       $0.86          $3.69      $3.41

  Financial ratios on earnings from operations:
    Return on average assets                                                1.08%        1.01%       1.06%          1.06%      1.12%
    Return on average common equity                                        21.37        21.48       21.67          22.06      21.18


WM - 10

                                              WASHINGTON MUTUAL, INC.
                                          SELECTED FINANCIAL INFORMATION
                                                    (unaudited)

                                                                                           Dec. 31,  Sept. 30,
                                                                                              2000       2000
---------------------------------------------------------------------------------------------------------------
CAPITAL ADEQUACY
  Stockholders' equity/total assets                                                            5.22%      4.89%
  Stockholders' equity (1)/total assets (1)                                                    5.24       5.14
  Estimated total risk-based capital (2)                                                      11.07      11.15


(1) Excludes unrealized net loss on available-for-sale securities.
(2) Estimate of what WMI's total risk-based  capital ratio would be if it were a bank holding company that complies with Federal Reserve Board capital requirements.





                                                                                Dec. 31,   Sept. 30,   Dec. 31,
                                                                                   2000        2000       1999
--------------------------------------------------------------------------------------------------------------
RETAIL CHECKING ACCOUNTS (3)
    WMB and WMBfsb                                                            1,064,780   1,057,124  1,006,749
    WMB, FA                                                                   3,744,195   3,645,811  3,288,184
---------------------------------------------------------------------------------------------------------------
      Total retail checking accounts                                          4,808,975   4,702,935  4,294,933
===============================================================================================================



RETAIL CHECKING ACCOUNT ACTIVITY (3)
  Net accounts opened during the quarter:
    WMB and WMBfsb                                                                7,656      16,274     11,024
    WMB, FA                                                                      98,384     125,426     73,367
---------------------------------------------------------------------------------------------------------------
  Net new retail checking accounts                                              106,040     141,700     84,391
===============================================================================================================


(3)  Retail checking accounts exclude commercial business accounts.  The information provided refers to the number of accounts, not dollar volume.


WM - 11




                                            WASHINGTON MUTUAL, INC.
                                       SELECTED FINANCIAL INFORMATION
                                            (dollars in millions)
                                                 (unaudited)


                                                        Quarter Ended                          Year Ended
--------------------------------------------------------------------------------------------------------------
                                               Dec. 31,     Sept. 30,     Dec. 31,        Dec. 31,    Dec. 31,
                                                  2000          2000         1999            2000        1999
--------------------------------------------------------------------------------------------------------------
LOAN VOLUME
  Single-family residential ("SFR"):
      Adjustable rate ("ARMs")               $ 8,766.8     $10,329.8    $ 9,050.9       $37,285.9   $33,114.2
      Fixed rate                               2,860.4       1,638.9        994.5         6,631.2    10,677.9
  SFR - construction                             413.9         466.8        470.2         1,849.3     2,003.4
  Second mortgage and other consumer:
      Banking subsidiaries                     1,426.1       1,381.5        839.4         5,003.7     2,946.4
      Washington Mutual Finance                  587.9         580.2        615.1         2,342.1     2,100.8
  Specialty mortgage finance                   1,913.4       2,351.3      1,349.8         8,249.4     5,008.9
  Commercial business                            806.3         738.7        364.9         2,695.1     1,186.0
  Commercial real estate:
     Apartment buildings                         410.9         305.7        447.4         1,600.5     1,672.5
     Other commercial real estate                124.0          99.9         35.8           357.7       236.0
--------------------------------------------------------------------------------------------------------------
     Total loan volume                       $17,309.7     $17,892.8    $14,168.0       $66,014.9   $58,946.1
==============================================================================================================

  As a percentage of total loan volume:
    SFR, excluding SFR construction                 67%           67%          71%             67%         74%
    All other                                       33            33           29              33          26



SFR LOAN ORIGINATIONS (1)(2)
  Short-term ARMs:
     Treasury indices                        $ 6,451.5     $ 6,604.0     $5,598.7       $25,596.6   $14,485.2
     COFI                                      1,434.4       2,624.2        257.0         6,035.8       745.9
     Other                                         1.9          12.3          1.1            17.8         9.6
--------------------------------------------------------------------------------------------------------------
       Total short-term ARMs                   7,887.8       9,240.5      5,856.8        31,650.2    15,240.7
  Medium-term ARMs                               434.9         310.9      2,732.0         3,932.5    14,333.0
  Fixed-rate mortgages                         2,664.2       1,631.6        994.4         6,414.6    10,677.9
--------------------------------------------------------------------------------------------------------------
       Total SFR loan originations           $10,986.9     $11,183.0     $9,583.2       $41,997.3   $40,251.6
==============================================================================================================

(1)  Does not include purchased SFR loans.
(2)  Does not include Washington Mutual Finance and Long Beach Mortgage.

WM - 12

                                             WASHINGTON MUTUAL, INC.
                                         SELECTED FINANCIAL INFORMATION
                                             (dollars in millions)
                                                  (unaudited)


                                                         Change from
                                                      Sept. 30, 2000        Dec. 31,      Sept. 30,      Dec. 31,
                                                    to Dec. 31, 2000           2000           2000          1999
-----------------------------------------------------------------------------------------------------------------
LOANS AND MBS BY PROPERTY TYPE
  Loans held in portfolio:
     SFR                                                    $3,174.1     $ 80,180.7     $ 77,006.6    $ 80,234.4
     SFR - construction                                         16.9        1,430.7        1,413.8       1,242.8
     Second mortgage and other consumer:
         Banking subsidiaries                                  495.2        7,991.7        7,496.5       6,393.3
         Washington Mutual Finance                              72.6        2,486.5        2,413.9       2,081.0
     Specialty mortgage finance                                596.2        6,783.2        6,187.0       4,105.1
     Commercial business                                       197.7        2,273.6        2,075.9       1,451.5
     Commercial real estate:
        Apartment buildings                                     69.2       15,657.6       15,588.4      15,261.0
        Other commercial real estate                           (50.1)       2,822.1        2,872.2       2,976.5
-----------------------------------------------------------------------------------------------------------------
  Total loans held in portfolio                              4,571.8      119,626.1      115,054.3     113,745.6
  Less: allowance for loan and lease losses                     (2.0)      (1,013.8)      (1,011.8)     (1,041.9)
  Loans securitized and retained as MBS                      1,352.7       34,768.8       33,416.1      33,505.4
-----------------------------------------------------------------------------------------------------------------
     Total loans held in portfolio and loans
        securitized and retained as MBS                      5,922.5      153,381.1      147,458.6     146,209.1
  Loans held for sale                                       (2,781.9)       3,403.9        6,185.8         793.5
-----------------------------------------------------------------------------------------------------------------
     Total loans and loans securitized and retained as MBS   3,140.6      156,785.0      153,644.4     147,002.6
  Purchased MBS                                             (1,468.8)      22,007.7       23,476.5      26,730.7
-----------------------------------------------------------------------------------------------------------------
     Total loans and MBS                                    $1,671.8     $178,792.7     $177,120.9    $173,733.3
=================================================================================================================













                                                       Dec. 31, 2000   Sept. 30, 2000  Dec. 31, 1999
---------------------------------------------------------------------------------------------------
MBS BALANCES BY ORIGINATED AND PURCHASED:
   AFS MBS:
      Originated                                           $18,434.6      $16,391.0      $14,381.5
      Purchased                                             21,913.8       23,363.2       26,591.2
---------------------------------------------------------------------------------------------------
                                                           $40,348.4      $39,754.2      $40,972.7
===================================================================================================
   HTM MBS:
      Originated                                           $16,334.2      $17,025.1      $19,123.9
      Purchased                                                 93.9          113.3          139.5
---------------------------------------------------------------------------------------------------
                                                           $16,428.1      $17,138.4      $19,263.4
===================================================================================================

WM - 13


                            WASHINGTON MUTUAL, INC.
                         SELECTED FINANCIAL INFORMATION
                              (dollars in millions)
                                   (unaudited)

                                                               Sept. 30, 2000       Dec. 31, 1999
                                                             to Dec. 31, 2000    to Dec. 31, 2000
--------------------------------------------------------------------------------------------------
ROLLFORWARD OF LOANS (HELD FOR SALE AND HELD IN PORTFOLIO)
  Balance, beginning of period                                     $121,240.1          $114,539.1
     Loans originated and purchased                                  17,309.7            66,014.9
     Loans sold or securitized                                       (8,174.8)          (31,830.5)
     Loan payments and other                                         (7,345.0)          (25,693.5)
--------------------------------------------------------------------------------------------------
  Change in loans                                                     1,789.9             8,490.9
--------------------------------------------------------------------------------------------------
  Balance, end of period                                           $123,030.0          $123,030.0
==================================================================================================


ROLLFORWARD OF MORTGAGE SERVICING RIGHTS ("MSR")
  Balance, beginning of period                                       $  899.3            $  643.2
     Additions                                                          168.4               515.5
     Amortization                                                       (41.7)             (132.7)
     Impairment adjustment                                               (8.7)               (8.7)
--------------------------------------------------------------------------------------------------
  Balance, end of period                                             $1,017.3            $1,017.3
==================================================================================================


ROLLFORWARD OF LOAN SERVICING PORTFOLIO WITH MSR (1)
  Balance, beginning of period                                      $72,788.1           $55,268.2
     Additions                                                        8,270.2            32,060.5
     Loan payments and other                                         (1,723.0)           (7,993.4)
--------------------------------------------------------------------------------------------------
  Balance, end of period                                            $79,335.3           $79,335.3
==================================================================================================


(1) Rollforward does not include approximately $6.54 billion of loans sold or securitized without capitalized MSR.


WM - 14

                                                       WASHINGTON MUTUAL, INC.
                                                  SELECTED FINANCIAL INFORMATION
                                                        (dollars in millions)
                                                             (unaudited)





                                       Change from
                                    Sept. 30, 2000      Dec. 31,               Sept. 30,                   Dec. 31,
                                  to Dec. 31, 2000         2000   % of total       2000       % of total      1999  % of total
------------------------------------------------------------------------------------------------------------------------------
REAL ESTATE LOANS AND MBS
  Short-term ARMs:
     COFI                                $  (528.2)   $ 42,557.7       27%    $ 43,085.9         27%    $ 55,838.7         35%
     Treasury indices                      1,726.1      44,752.0       28       43,025.9         27       29,844.7         18
     Other                                  (180.3)      8,553.5 (1)    5        8,733.8 (1)      5        6,530.0          4
------------------------------------------------------------------------------------------------------------------------------
       Total short-term ARMs               1,017.6      95,863.2       60       94,845.6         59       92,213.4         57
  Medium-term ARMs                          (762.0)     28,991.5       18       29,753.5         19       28,410.9         18
  Fixed-rate loans                           527.1      12,835.8        8       12,308.7          8       14,233.6          9
  Fixed-rate MBS                            (470.6)     22,581.0       14       23,051.6         14       25,886.4         16
------------------------------------------------------------------------------------------------------------------------------
       Total real estate loans and MBS   $   312.1    $160,271.5      100%    $159,959.4        100%    $160,744.3        100%
==============================================================================================================================

(1) At December 31, 2000,  the balance  included  $2.75  billion of  securities retained which bear COFI to LIBOR basis risk.
    At September 30, 2000,  the balance  included $2.68 billion of securities retained which bear COFI to LIBOR basis risk.







                                                        Quarter Ended                    Year Ended
---------------------------------------------------------------------------------------------------------
                                                 Dec. 31,   Sept. 30, Dec. 31,     Dec. 31,    Dec. 31,
                                                    2000        2000     1999         2000        1999
---------------------------------------------------------------------------------------------------------
INCOME RELATED TO MORTGAGE LOANS
  Loan related income                              $ 33.7     $ 30.1     $24.8       $116.8      $102.8
  Loan servicing income                              36.7       37.7      38.5        146.8       112.3
  Gain on sale of loans                              64.2       55.5      28.4        261.6       109.4
---------------------------------------------------------------------------------------------------------
     Total income related to mortgage loans        $134.6     $123.3     $91.7       $525.2      $324.5
=========================================================================================================

WM - 15


                                                   WASHINGTON MUTUAL, INC.
                                               SELECTED FINANCIAL INFORMATION
                                                    (dollars in millions)
                                                         (unaudited)

                                                                         Dec. 31, 2000           Sept. 30, 2000
-----------------------------------------------------------------------------------------------------------------------
                                                                     Balance     Term (1)    Balance     Term (1)
-----------------------------------------------------------------------------------------------------------------------
DEPOSITS, BORROWINGS AND DERIVATIVES OUTSTANDING                              (IN MONTHS)            (IN MONTHS)
Deposits:
  Noninterest-bearing checking accounts                             $  8,575.3        NA   $  8,844.2        NA
  Interest-bearing checking accounts, savings accounts and MMDAs      36,580.3        NA     35,656.2        NA
  Time deposit accounts                                               34,418.2         7     35,952.9         7
-----------------------------------------------------------------------------------------------------------------------
     Total deposits                                                   79,573.8               80,453.3
Borrowings:
  Adjustable (2)                                                      57,219.1         1     57,284.4         1
  Short-term fixed                                                    30,456.6         2     28,930.0         2
  Long-term fixed                                                     13,980.3        48     12,133.8        52
-----------------------------------------------------------------------------------------------------------------------
     Total borrowings                                                101,656.0               98,348.2
-----------------------------------------------------------------------------------------------------------------------
Total deposits and borrowings                                       $181,229.8             $178,801.5
=======================================================================================================================

Notional amount of derivatives:
  WM pay rate swaps:
       Fixed rate                                                    $11,008.1          9   $12,658.0         11
       Variable rate                                                   2,890.0          2     2,090.0          1
-----------------------------------------------------------------------------------------------------------------------
  Total swaps                                                         13,898.1               14,748.0
  Caps\Collars\Corridors                                               8,286.2          1     8,984.3          1
-----------------------------------------------------------------------------------------------------------------------
     Total derivatives                                               $22,184.3              $23,732.3
=======================================================================================================================


(1)  Terms  used  are  remaining  term for  deposits  and  term to  reprice  for borrowings and notional amount of derivatives.
(2)  Adjustable-rate borrowings included notional values of $13.20 billion and $8.10 billion of embedded purchased interest rate floors at December 31, 2000 and September 30, 2000, respectively.  Contractual start dates for these floors range from December 2000 to July 2003.  At December 31, 2000,  $800.0 million of these contracts were effective.  Once effective, the floors reprice every three months.















WM - 16




                                                         WASHINGTON MUTUAL, INC.
                                                    SELECTED FINANCIAL INFORMATION
                                                         (dollars in millions)
                                                               (unaudited)



                                                                                       Quarter Ended
-------------------------------------------------------------------------------------------------------------------------------
                                                                  Dec. 31,    Sept. 30,      June 30,     Mar. 31,     Dec. 31,
                                                                     2000         2000          2000         2000         1999
-------------------------------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN AND LEASE LOSSES
  Balance, beginning of quarter                                  $1,011.8     $1,009.7      $1,025.2     $1,041.9     $1,051.4
  Provision for loan and lease losses                                52.5         47.6          44.1         41.2         41.7
  Identified allowance for loans sold or securitized (1)                -         (2.6)        (17.1)       (16.9)        (6.4)
  Loans charged off:
    SFR and SFR construction                                         (5.2)        (3.1)         (5.6)        (6.8)        (8.3)
    Second mortgage and other consumer:
        Banking subsidiaries                                        (10.8)       (11.6)         (9.9)       (10.6)        (9.9)
        Washington Mutual Finance                                   (34.1)       (30.2)        (28.2)       (27.1)       (26.5)
    Specialty mortgage finance                                       (2.5)        (0.8)         (0.8)        (0.6)        (0.3)
    Commercial business                                              (3.0)        (3.4)         (3.7)        (0.8)        (1.1)
    Commercial real estate:
        Apartment buildings                                          (0.3)        (0.3)         (0.5)        (1.2)        (2.2)
        Other commercial real estate                                 (0.3)        (0.4)         (0.6)        (0.4)        (4.7)
-------------------------------------------------------------------------------------------------------------------------------
      Total loans charged off                                       (56.2)       (49.8)        (49.3)       (47.5)       (53.0)

  Recoveries of loans previously charged off:
    SFR and SFR construction                                          0.2          0.3           0.8          0.1          1.4
    Second mortgage and other consumer:
        Banking subsidiaries                                          0.9          0.7           1.0          0.8          0.8
        Washington Mutual Finance                                     3.9          4.4           4.3          4.4          4.0
    Specialty mortgage finance                                          -            -             -          0.5          0.3
    Commercial business                                               0.3          0.3           0.4          0.2          0.2
    Commercial real estate:
        Apartment buildings                                             -          0.8             -          0.5          1.4
        Other commercial real estate                                  0.4          0.4           0.3            -          0.1
-------------------------------------------------------------------------------------------------------------------------------
      Total recoveries of loans previously charged off                5.7          6.9           6.8          6.5          8.2
-------------------------------------------------------------------------------------------------------------------------------
         Net charge offs                                            (50.5)       (42.9)        (42.5)       (41.0)       (44.8)
-------------------------------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                        $1,013.8     $1,011.8      $1,009.7     $1,025.2     $1,041.9
===============================================================================================================================
  Net charge offs (annualized) as a percentage of average loans      0.16%        0.14%         0.15%        0.14%        0.15%


(1)  Allowance is due to loan sales and securitizations during the applicable quarters.



WM - 17

                                         WASHINGTON MUTUAL, INC.
                                    SELECTED FINANCIAL INFORMATION
                                        (dollars in millions)
                                             (unaudited)

                                                                   Dec. 31,      Sept. 30,      Dec. 31,
                                                                      2000           2000          1999
--------------------------------------------------------------------------------------------------------
ALLOWANCE FOR LOAN AND LEASE LOSSES AS A PERCENTAGE OF:
      Nonaccrual loans                                                 114%           121%          126%
      Nonperforming assets                                              98            102           102

Changes in the  liability  for losses on loans  securitized  with  recourse  and retained or sold, included in "Other liabilities," were as follows:


ALLOWANCE FOR EXPECTED RECOURSE OBLIGATIONS:
  Balance, beginning of quarter                                     $106.1         $106.3        $117.0
  Charge offs, net of provision for recourse losses                   (1.8)          (0.2)         (3.9)
--------------------------------------------------------------------------------------------------------
  Balance, end of quarter                                           $104.3         $106.1        $113.1
========================================================================================================


The total loss coverage represents the allowance for loan and lease losses and allowance for expected recourse obligations as a percentage of nonaccrual loans:


  Total loss coverage percentage                                       126%           134%          140%


WM - 18

                                      WASHINGTON MUTUAL, INC.
                                 SELECTED FINANCIAL INFORMATION
                                      (dollars in millions)
                                           (unaudited)


                                                        Dec. 31, 2000  Sept. 30, 2000   Dec. 31, 1999
------------------------------------------------------------------------------------------------------
NONPERFORMING ASSETS ("NPAS")
  Nonaccrual loans:
    SFR and SFR construction                                 $  547.0          $551.7        $  619.9
    Second mortgage and other consumer:
        Banking subsidiaries                                     51.2            41.6            43.3
        Washington Mutual Finance                                65.6            62.1            54.8
    Specialty mortgage finance                                  178.5           131.3            57.2
    Commercial business                                          12.3            14.1             9.8
    Commercial real estate:
        Apartment buildings                                      10.1             8.6            22.0
        Other commercial real estate                             21.0            27.3            20.0
------------------------------------------------------------------------------------------------------
       Total nonaccrual loans                                   885.7           836.7           827.0
  Foreclosed assets:
    SFR and SFR construction                                     96.8           104.6           143.3
    Second mortgage and other consumer:
        Banking subsidiaries                                     16.2            17.4            15.4
        Washington Mutual Finance                                 6.0             6.1             3.6
    Specialty mortgage finance                                   23.9            16.1             6.6
    Commercial real estate:
       Apartment buildings                                        0.7             1.3             8.1
       Other commercial real estate                               9.6            11.1            22.0
------------------------------------------------------------------------------------------------------
       Net foreclosed assets                                    153.2           156.6           199.0
------------------------------------------------------------------------------------------------------
       Total NPAs                                            $1,038.9          $993.3        $1,026.0
======================================================================================================

  NPAs by property type:
    SFR and SFR construction                                 $  643.8          $656.3        $  763.2
    Second mortgage and other consumer:
        Banking subsidiaries                                     67.4            59.0            58.7
        Washington Mutual Finance                                71.6            68.2            58.4
    Specialty mortgage finance                                  202.4           147.4            63.8
    Commercial business                                          12.3            14.1             9.8
    Commercial real estate:
       Apartment buildings                                       10.8             9.9            30.1
       Other commercial real estate                              30.6            38.4            42.0
------------------------------------------------------------------------------------------------------
       Total NPAs                                            $1,038.9          $993.3        $1,026.0
======================================================================================================


  NPAs as a percentage of:
    Total loans, including loans held for sale                   0.84%           0.82%           0.90%
    Total loans and recourse loans and recourse MBS              0.73            0.70            0.75
    Total assets                                                 0.53            0.52            0.55

